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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMBASSADORS EDUCATION GROUP, INC.

       Jeffrey D. Thomas, does hereby certify:

       1. He is the President of Ambassador Education Group, Inc., a Delaware corporation.

       2. The corporation was originally incorporated under the name Ambassador Education Group, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 28, 1997. A certificate of amendment was filed with the Secretary of State of the State of Delaware on July 20, 1998, changing its name from Ambassador Education Group, Inc. to Ambassadors Education Group, Inc. A certificate of amendment was filed with the Secretary of State of the State of Delaware on June 26, 2001, whereby each outstanding share of common stock was subdivided into 9,687.713 new shares.

       3. Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware, the amendments and restatements herein set forth have been duly approved by the Board of Directors and the sole stockholder of Ambassadors Education Group, Inc.

       4. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation, as amended, of this corporation.

       5. The text of the Certificate of Incorporation, as amended, is hereby restated and


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amended in its entirety to read as follows:

                                    ARTICLE I

              The name of the Corporation is:

                             Ambassadors Group, Inc.

                                   ARTICLE II

              The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

              The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                   ARTICLE IV

              The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Two Million (22,000,000), consisting of Twenty Million (20,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Two Million (2,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as the


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"Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                                    ARTICLE V

              The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time by or in accordance with the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders acting in accordance with Article XII herein.

                                   ARTICLE VI

              The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. The directors appointed in Class III shall initially serve for a term ending on the date of the 2002 annual meeting of stockholders and the directors appointed to Class II shall initially serve for a term ending on the date of the 2003 annual meeting of stockholders. Thereafter, each director


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shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

              In the event or any increase of decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article VI, as applied to the new authorized number of directors.

              Notwithstanding any of the foregoing provisions of this Article VI, a director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                   ARTICLE VII

              Any or all of the directors of the Corporation may be removed from office at any time, with cause, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE VIII

              Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.


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                                   ARTICLE IX

              Special meetings of the stockholders of the Corporation for any purpose or purposes, other than those required by statute, may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President.

                                    ARTICLE X

              The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed by the Bylaws or determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                   ARTICLE XI

              A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he/she, his/her testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than officers or agents may be entitled by law. No amendment or repeal of this Section A of Article XI shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

              B. No director of the Corporation shall be personally liable to the Corporation


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or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

              C. In furtherance and not in limitation of the powers conferred by statute: (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of law; and (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become


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necessary to effect indemnification as provided therein, or elsewhere.

              D. In addition to the right of indemnification conferred in Section A of this Article, persons eligible for indemnification ("indemnitees") shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section D or otherwise.

                                   ARTICLE XII

              In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation, unless the Bylaws shall otherwise provide. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and, entitled to vote.

                                  ARTICLE XIII

              The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Amended and Restated Certificate of Incorporation, in the manner


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now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

       IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________, 2001 and affirm that the statements contained herein are true under penalty of perjury.


                                        ----------------------------------------
                                        Jeffrey D. Thomas, President


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